SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 25, 2005

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Back to Contents

Item 7.01. Regulation FD Disclosure

On October 25, 2005 the Company issued a press release disclaiming historic and projected revenue information, and current and projected headcount, detailed in an October 21, 2005 article published in the Hindu Business Line. The press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By: /s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Financial Officer

Date: October 25, 2005